SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2004

OPSWARE INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-32377	94-3340178
(Commission File Number)	(IRS Employer Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 744-7300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On February 20, 2004, Opsware Inc. (“Opsware”) completed its acquisition of Tangram Enterprise Solutions, Inc., a Delaware corporation (“Tangram”), through the merger TES Acquisition Corp. (“Sub”), a Delaware corporation and wholly-owned subsidiary of Opsware, with an into Tangram with Tangram continuing as the surviving corporation (the “Merger”), pursuant to the Agreement and Plan of Reorganization, dated as of December 4, 2003, by and among Opsware, Sub and Tangram, as amended by that certain Amendment to Agreement and Plan of Reorganization, dated February 20, 2004, by and among Opsware, Sub and Tangram (as so amended, the “Agreement”).

The Merger occurred following the approval of the Agreement by the shareholders of Tangram pursuant to a shareholders meeting held on February 20, 2004 and satisfaction of certain other closing conditions. As a result of the Merger, (i) each outstanding share of Tangram common stock (other than any shares for which appraisal rights are sought under Pennsylvania law) has been converted into the right to receive 0.02288 shares of Opsware common stock, (ii) each outstanding share of Tangram Series F convertible preferred stock (other than any shares for which appraisal rights are sought under Pennsylvania law) has been converted into the right to receive 153.62412 shares of Opsware common stock and (iii) each dollar of certain indebtedness of Tangram has been converted into the right to receive 0.11213 shares of Opsware common stock. The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

The shares issuable to the former Tangram shareholders have been registered under a registration statement on Form S-4 (No. 333-111418) and related prospectus (the “Registration Statement”), which the Securities and Exchange Commission (the “Commission”) declared effective on January 15, 2004.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as an exhibit to this current report on Form 8-K.

Opsware issued a press release on February 23, 2004 announcing the completion of the transaction, a copy of which is attached as an exhibit to this report.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Pursuant to Instruction B.3. to Form 8-K, the financial statements required by paragraph (a) of Item 7 of Form 8-K are not included in this report because the information that would be contained in them is substantially the same as the information included in the financial statements that appear beginning on page F-1 of the Registration Statement.

(b) Pro Forma Financial Information.

Pursuant to Instruction B.3. to Form 8-K, the pro forma financial statements required by paragraph (b) of Item 7 of Form 8-K are not included in this report because the information that would be contained in them is substantially the same as the information included in the unaudited pro forma condensed combined consolidated financial statements that appear beginning on page 81 of the Registration Statement.

(c) Exhibits.

The following exhibits are filed herewith:

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Exhibit No.	Exhibit Title
2.01	Agreement and Plan of Reorganization, dated December 4, 2003, by and among the Registrant, TES Acquisition Corp. and Tangram Enterprise Solutions, Inc. (Incorporated by reference to Annex A of the Registrant’s Form S-4 filed with the Securities and Exchange Commission on December 19, 2003.)

2.02	Amendment to Agreement and Plan of Reorganization, dated February 20, 2004, by and among the Registrant, TES Acquisition Corp. and Tangram Enterprise Solutions, Inc.

99.01	Press Release, dated February 23, 2004, issued by Opsware Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPSWARE INC.

Date: March 5, 2004	By:	/s/ Sharlene P. Abrams
Name: Sharlene P. Abrams
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit Title
2.01	Agreement and Plan of Reorganization, dated December 4, 2003, by and among the Registrant, TES Acquisition Corp. and Tangram Enterprise Solutions, Inc. (Incorporated by reference to Annex A of the Registrant’s Form S-4 filed with the Securities and Exchange Commission on December 19, 2003.)

2.02	Amendment to Agreement and Plan of Reorganization, dated February 20, 2004, by and among the Registrant, TES Acquisition Corp. and Tangram Enterprise Solutions, Inc.

99.01	Press Release, dated February 23, 2004, issued by Opsware Inc.

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